[Letterhead of Elliot Davis, LLC]

Exhibit 23

Consent of Elliott Davis, LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in Registration Statement No. 333-225297 on Form S-8 of Security Federal Corporation of our report dated March 21, 2024, relating to the consolidated financial statements of Security Federal Corporation and Subsidiaries, appearing in this Annual Report on Form 10-K of Security Federal Corporation for the year ended December 31, 2023.

/s/ Elliott Davis, LLC

Columbia, South Carolina

March 21, 2024